Exhibit (1)

                                              EXECUTION COPY



                      EASTMAN KODAK COMPANY

                          $500,000,000
            3.375% Convertible Senior Notes Due 2033


                       PURCHASE AGREEMENT



                                          New York, New York
                                             October 7, 2003

Citigroup Global Markets Inc.
Lehman Brothers Inc.
     as Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY  10013

c/o Lehman Brothers Inc.
399 Park Avenue
New York, NY  10022

Ladies and Gentlemen:

          Eastman Kodak Company, a corporation organized under the laws of the State of New Jersey (the "Company"), proposes to issue and sell to the several initial purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, the respective principal amounts set forth in Schedule I hereto of its $500,000,000 aggregate principal amount of 3.375% Convertible Senior Notes due 2033 (the "Firm Securities"). The Company also proposes to grant to the several Initial Purchasers an option to purchase up to an additional $75,000,000 aggregate principal amount of such 3.375% Convertible Senior Notes due 2033 to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities will be issued pursuant to the Indenture dated as of January 1, 1988 (as heretofore supplemented, the "Base Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), as amended and supplemented by the Fifth Supplemental Indenture, to be dated as of October 10, 2003, between the Company and the Trustee (the "Fifth Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The Securities will be convertible into shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), in accordance with the terms of the Securities and the Indenture, at the initial conversion rate set forth in the Fifth Supplemental Indenture. The Securities have the benefit of a registration rights agreement (the "Registration Rights Agreement"), to be dated as of October 10, 2003, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Securities Act of 1933, as amended (the "1933 Act"), subject to the terms and conditions therein specified. As used in this Agreement, the term "Operative Documents" means this Agreement, the Indenture, the Securities and the Registration Rights Agreement.

          To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

          The sale of the Securities to the Initial
Purchasers will be made without registration of the Securities under the 1933 Act, in reliance upon exemptions from the registration requirements of the 1933 Act.

          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated October 6, 2003 (as amended or supplemented at the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated October 7, 2003 (as amended or supplemented at the date hereof, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless otherwise stated to the contrary, any references herein to the terms "amend," "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date hereof which is incorporated by reference therein.

       SECTION 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial
Purchaser as of the date hereof, as of the Closing Time (as defined below) and as of each Date of Delivery (as defined below), if any, as follows:

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the date hereof and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Time and at each Date of Delivery, if any, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

(b) Neither the Company, nor any of its Affiliates, as such term is defined in Rule 501(b) of Regulation D under the 1933 Act (an "Affiliate"), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, which is or will be integrated with the sale of the Securities under circumstances that would require the registration of the Securities under the 1933 Act or the qualification of the Indenture under the Trust Indenture Act of 1939 (the "1939 Act").

(c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(d)  The Securities satisfy the eligibility requirements of Rule
144A(d)(3) under the 1933 Act.

(e) The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the 1934
Act.

(f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except with respect to commercial paper, ordinary course bank borrowings and with respect to the Company's 7.25% Senior Notes due 2013 and as contemplated by this Agreement).

(g) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) The information provided by the Company pursuant to Section 4(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) The documents incorporated or deemed to be incorporated by reference in the Final Memorandum, at the time they were or hereafter are filed with the Securities and Exchange Commission (the "Commission"), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Final Memorandum, at the time the Final Memorandum was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey with full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"); each "significant subsidiary" of the Company, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a "Significant Subsidiary"), has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it was chartered or organized with full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(k) The Company's authorized equity capitalization is as set forth in the Final Memorandum, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Memorandum; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all the outstanding shares of capital stock or other interests of the Significant Subsidiaries held by the Company, directly or indirectly through other subsidiaries, have been duly and validly authorized and issued and, if applicable, are fully paid and non-assessable, and are owned of record by the Company or a subsidiary free and clear of any security interest, claim, lien or encumbrance.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by

     (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Memorandum.

(n) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except as the indemnification or contribution obligations thereunder may be limited under applicable laws.

(o) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Memorandum; and the Securities will be in the form contemplated by the Indenture and each registered holder thereof will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

(p) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture. The shares of Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable. No holder of Common Stock will be subject to personal liability by reason of being such a holder, and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any security holder of the Company.

(q) None of the Company and its subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final
Memorandum, will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the other Operative Documents, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Memorandum and except as may be required under the 1933 Act or the 1939 Act in connection with the transactions contemplated by the Registration Rights Agreement.

(s) None of the issuance and sale of the Securities pursuant hereto, the issuance and sale of the shares of Common Stock issuable upon the conversion of the Securities, the execution and delivery by the Company of, and performance by the Company of its obligations under, the Operative Documents and the consummation of the transactions contemplated herein and in the Final Memorandum (including the use of the proceeds from the sale of the Securities as described in the Final Memorandum under the caption "Use of Proceeds"), will conflict with, result in a breach or violation of or constitute a default under or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to
(i) the charter or by-laws (or other similar documents) of the Company or any subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any subsidiary is a party or is bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any subsidiary or any of their properties, except in the cases of clauses (ii) and (iii) above for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(t) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws (or other similar document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the cases of clauses (ii) and (iii) above for any such violation or default that would not result in a Material Adverse Effect.

(u) No holders of securities of the Company have rights to the registration of such securities under the Shelf Registration
Statement (as defined in the Registration Rights Agreement) or otherwise.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

(w) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the summary financial data set forth under the caption "Summary Consolidated Financial Information" in the Final Memorandum fairly present in all material respects, on the basis stated in the Final Memorandum, the information included therein.

(x) PricewaterhouseCoopers, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedule incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder.

(y) No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary's capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) The Company and each of its Significant Subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 and the regulations and published interpretations thereunder of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each "pension plan" (as defined in Section 3(2) of ERISA and such regulations and published interpretations) in which employees of the Company and its Significant Subsidiaries are eligible to participate and, except as described in the Final Memorandum, each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its Significant Subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(aa) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-
Oxley Act of 2002.

        SECTION 2.     Sale and Delivery to Initial Purchasers; Closing.

(a) Firm Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, the principal amount of Securities set forth in Schedule I opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 8 hereof, at a purchase price equal to 97.50% of the principal amount of the Firm Securities, plus, accrued interest, if any, from October 10, 2003 to the Closing Time.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase the Option Securities at the same purchase price as the Initial Purchasers are to pay for the Firm Securities, plus accrued interest, if any, from October 10, 2003 to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total amount of Option Securities then being purchased which the principal amount of Firm Securities set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section
8), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").
               In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

               Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depository
     Trust Company ("DTC") unless the Representatives shall otherwise instruct.

(d) Denominations; Registration. Certificates for the Securities shall be in global form and shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The global certificates for the Firm Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(a) Such Initial Purchaser is a qualified institutional buyer (as defined in Rule 144A under the 1933 Act)(a "QIB") with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of and investment in the Securities.

(b) It has not offered or sold, and will not offer or sell, any Securities except to those it reasonably believes to be QIBs and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A.

(c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United
States.

        SECTION 4. Agreements. The Company agrees with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to Sidley Austin Brown & Wood llp, counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) Prior to the completion of the distribution of the Securities by the Initial Purchasers, the Company will not amend or supplement the Final Memorandum unless the Company has furnished to the Representatives a copy of such proposed amendment or supplement for their review and will not effect any such proposed amendment or supplement to which the Representatives may reasonably object. The Company will promptly advise the Representatives when any document filed under the 1934 Act that is incorporated by reference in the Final Memorandum shall have been filed with the Commission.

(c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly
(i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 4, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) During a period of two years after the latest date of original issuance of the Securities, the Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them; provided that after the expiration of such two-year period, any Affiliate reselling Securities that have been acquired by it shall comply with Rule 144 under the 1933 Act in connection with such sale.

(f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security that would be integrated with the sale of the Securities to the Initial
Purchasers in a manner that would require the registration of any such sale of the Securities under the 1933 Act.

(g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the 1934 Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the 1933 Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(j) During the period of ninety (90) days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with shares of Common Stock; or (B) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic equivalent of ownership of any shares of Common Stock, any security convertible into or exercisable or exchangeable for or repayable with shares of Common Stock whether any such swap or transaction is to be settled by delivery of Securities, shares of Common Stock or other securities, in case or otherwise. The foregoing sentence shall not affect the ability of the Company to take any action in connection with: (i) the issuance and sale of the Securities;
(ii) the issuance of shares of Common Stock upon the conversion of the Securities; (iii) the issuance of shares of Common Stock or securities convertible or exchangeable for Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; or (iv) the issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock under the Company's employee or director compensation plans or shareholder investment plans in place on the date hereof.

(k) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) In connection with the offering, until the completion of the sale of the Securities by the Initial Purchasers, neither the Company nor any of its Affiliates has or will, either alone or with one or more persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest, any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.

(m) The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of McGraw
Hill, Inc., and Moody's Investors Service, Inc. to provide their respective credit ratings of the Securities.

(n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing or reproduction and delivery of the Operative Documents, any blue sky memorandum and all other agreements or documents printed or reproduced and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities;
(viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) any fees payable to rating agencies in connection with the rating of the Securities; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(o) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue shares of Common Stock upon conversion of the Securities.

        SECTION 5. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, at the Closing Time and on any Date of Delivery pursuant to Section 2 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Since the time of execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any additional notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(b) The Company shall have requested and caused Gary P. Van Graafeiland, Esq., Senior Vice President and General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Time and addressed to the Initial Purchasers, to the effect that:

(i) the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect;

(ii) except as set forth in the Final Memorandum, the Company has full corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a Material Adverse Effect), to own its properties and to conduct its business as now being conducted, as described in the Final Memorandum;

(iii) other than as described or contemplated in the documents incorporated by reference in the Final Memorandum, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries, or any of their property, is subject, that are not so described as required;

(iv) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the documents incorporated by reference in the Final Memorandum that are not so described as required;

(v) neither the Company nor any of its subsidiaries is in violation in any material respect of any applicable law, ordinance, administrative or governmental rule or regulation, or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries;

(vi) there is no holder of any security of the Company who has the right to require registration under the 1933 Act of any shares of common stock or other securities of the Company under the Shelf Registration Statement or otherwise;

(vii) the Company has the corporate power and authority necessary to execute and deliver the Operative Documents;

(viii) this Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by the Company, and each such agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by public policy considerations;

(ix) the Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

(x) the Securities are in the form contemplated by the Indenture and have been duly and validly authorized by all necessary action for issuance and sale, the terms of the Securities have been duly established in accordance with the Indenture and this Agreement in a manner that does not violate any applicable law or agreement or instrument then binding on the Company, and the Securities have been duly executed and, when authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

(xi) all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's certificate of incorporation or the New Jersey Business Corporation Act;

(xii) the Company's authorized equity capitalization is as set forth in the Final Memorandum; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Memorandum;

(xiii) none of the offer, issuance, sale and delivery of the Securities pursuant hereto, the offer, issuance, sale and delivery of the shares of Common Stock issuable upon the conversion of the Securities, the execution, delivery and performance by the Company of the Operative Documents, compliance by the Company with the provisions hereof or thereof, incurrence by the Company of the obligations herein or therein contemplated, and consummation by the Company of the transactions contemplated hereby or thereby or in the Final Memorandum (including the use of the proceeds from the sale of the Securities as described in the Final Memorandum under the caption "Use of Proceeds") conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation, by-laws or other charter documents of the Company or any material agreement, indenture, lease or other instrument known to such counsel to which the Company is a party or by which it or any of its property is bound, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities laws), judgment, injunction, order, decree or regulation known to such counsel to be applicable to the Company or any of its properties;

(xiv) assuming (A) the accuracy of the representations and warranties of the Company and the Initial Purchasers and compliance by the Company and the Initial Purchasers with the agreements contained herein and (B) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum, no registration of the Securities under the 1933 Act, and no qualification of the Indenture under the 1939 Act, is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement;

(xv) no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required to be made or obtained by the Company pursuant to the New Jersey Business Corporation Act or the laws, rules or regulations of the State of New York or of the United States of America in connection with the transactions contemplated herein and in the other Operative Documents, except such as will be required under the 1933 Act and the 1939 Act in connection with the Company's obligations pursuant to the Registration Rights Agreement and such as may be required under state securities laws governing the purchase and distribution of the Securities;

(xvi) the statements in the Final Memorandum and in the documents incorporated by reference therein, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, constitute fair summaries thereof;

(xvii) such counsel is not aware of anything that has caused such counsel to believe that the Final Memorandum, at the date thereof, or any amendment thereto or supplement thereof, or the documents incorporated by reference therein, as of each of their respective dates, and in each case as of the Closing Time and as of any Date of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Final Memorandum or included in the documents incorporated by reference therein);

(xviii)   the documents incorporated by reference in the Final
Memorandum (except that no opinion need be expressed as to the financial statements and the notes thereto and the schedules and other financial and statistical data contained therein) comply as to form in all material respects with the applicable requirements of the 1934 Act;

(xix) such counsel is not aware of any contracts or other documents which are required to be filed by the 1934 Act or the rules and regulations of the Commission thereunder as exhibits to any document incorporated by reference in the Final Memorandum, which have not been filed as exhibits to such document or incorporated therein by reference as permitted by the 1934 Act or the rules and regulations of the Commission thereunder; and

(xx) the Company is not and, after giving effect to the issue and sale of the Securities, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
          The opinions set forth in paragraphs (viii), (ix) and (x) above may be given subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles, including an implied covenant of good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or at law).

          The opinion shall be rendered as of the Closing
Time and may state that it shall be rendered solely for the benefit of the Initial Purchasers, and may not be relied upon by any other person without such counsel's prior written consent.

          In rendering such opinion, such counsel may rely
(A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United
States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c) The Representatives shall have received from Sidley Austin Brown & Wood llp, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Time and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Final Memorandum (together with any supplement thereto), the Operative Documents and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, its President or any Vice President and the Controller, Treasurer or the principal financial or accounting officer of the Company, dated the Closing Time, stating that:

(i) the representations, warranties and agreements of the Company in this Agreement are true and correct on and as of the Closing Time; the Company has complied with all its agreements contained herein; and all conditions on its part to be performed or satisfied as a condition to the obligation of the Initial Purchasers to market the Securities set forth in this Agreement have been fulfilled; and

(ii) they have examined the Final Memorandum and, to their knowledge, (A) the Final Memorandum does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of the most recent financial statements included or incorporated by reference in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), business, properties, net worth or earnings of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Memorandum.

(e) The Company shall have requested and caused PricewaterhouseCoopers, LLP to have furnished to the Representatives, at the date hereof and at the Closing Time, letters, dated respectively as of the date hereof and as of the Closing Time, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Final Memorandum and the documents incorporated by reference therein.

(f) The Securities shall be eligible for clearance and settlement through DTC.

(g) Prior to the Closing Time, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in
Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificate furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) A certificate, dated such Date of Delivery, signed by the Chairman of the Board, its President or any Vice President and the Controller, Treasurer or the principal financial or accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) The opinion of Gary P. Van Graafeiland, Esq., Senior Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) The opinion of Sidley Austin Brown & Wood llp, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
Section 5(c) hereof.

(iv) A letter from PricewaterhouseCoopers, LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
          If any of the conditions specified in this Section
5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Time by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this Agreement shall be terminated by the Initial Purchasers or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial
Purchasers as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with the Securities.

        SECTION 7.     Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Initial Purchaser, and each of its directors and officers, and each person, if any, who controls such Initial Purchaser within the meaning of the 1933 Act or the 1934 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Initial Purchaser or any such director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (as amended or supplemented), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Initial Purchaser or any such director, officer or controlling person for any legal and other expenses (including reasonable fees and disbursements of counsel) reasonably incurred by such Initial Purchaser, director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, including any amounts paid in settlement of any litigation, investigation or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum (as amended or supplemented) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein; provided, further, that as to the Preliminary Memorandum, this indemnity agreement shall not inure to the benefit of any Initial Purchaser on account of any loss, claim, damage, liability or action arising from the sale of Securities to any person by that Initial Purchaser if that Initial Purchaser failed to send or give a copy of the Final Memorandum, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Memorandum was corrected in the Final Memorandum, unless such failure resulted from non-compliance by the Company with Section
4. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Initial Purchaser, director, officer or controlling person.

(b) Each Initial Purchaser shall indemnify and hold harmless the Company, each of its directors and officers and any person who controls the Company within the meaning of the 1933 Act or the 1934 Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum (as amended or supplemented), or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company or any of its directors, officers or controlling persons. The Company acknowledges that the statements set forth in the last paragraph of the cover page and the third paragraph, the fourth sentence of the eighth paragraph, and the ninth and tenth paragraphs under the heading "Plan of Distribution" in the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the documents referred to in the foregoing indemnity.

(c)  Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other singularly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party; provided, however, that the Initial Purchasers shall have the right to employ separate counsel to represent the Initial Purchasers who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 7 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers to be represented by separate counsel, and in that event the reasonable fees and expenses of such counsel shall be paid by the Company. Upon receipt of notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in connection with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Initial Purchasers in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause
(i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bears to the total commissions received by such Initial Purchaser with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by any Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through such Initial Purchaser and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Initial Purchasers in this paragraph (d) to contribute are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchasers contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Initial Purchaser, its directors or officers or any person controlling such Initial Purchaser or by or on behalf of the Company, its directors or officers or any person controlling the Company and shall survive delivery of and payment for any of the Securities.

        SECTION 8. Default by an Initial Purchaser. If one or more of the Initial Purchasers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, the non-defaulting Initial Purchasers shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

(b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Initial Purchaser.
          No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

          In the event of any such default which does not result in termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Final Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 8.

        SECTION 9. Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time, if there shall have occurred (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries, taken as a whole, which, in the opinion of the Representatives, materially impairs the investment quality of the Securities; (ii) a suspension or material limitation in trading in the securities of the Company by the Commission or the New York Stock Exchange, or a suspension or material limitation in trading in securities generally on the New
York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities;
(iv) any major disruption of settlements of securities; (v) any downgrading in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency;
or (vii) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum.

     SECTION 10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

     SECTION 11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to
Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, New York 10013 (Fax Number: (212) 816-7912), and to Lehman Brothers Inc., Attention: General
Counsel and Syndicate Registration, 399 Park Avenue, New York,
New York 10022 (Fax Number: (212) 526-0943), or, if sent to the Company, will be mailed, delivered or telefaxed to Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0218,
Attention:  Office of the Corporate Secretary (Fax No:  (585) 724-
9549).

     SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and, except as expressly set forth in Section 4(h) hereof, no other person will have any right or obligation hereunder.

     SECTION 13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New
York applicable to contracts made and to be performed within the State of New York.

     SECTION 14. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities
(and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U. S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

     SECTION 15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     SECTION 16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                    [SIGNATURE PAGES FOLLOW]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

                          Very truly yours,

                          EASTMAN KODAK COMPANY

                          By:
                             Name:     Daniel A. Carp
                             Title:    Chairman of the Board
                                  of Directors and
                                  Chief Executive Officer





The foregoing Purchase Agreement is
hereby confirmed and accepted as of
the date first above written.

CITIGROUP GLOBAL MARKETS INC.


By:________________________
   Name:
   Title:

LEHMAN BROTHERS INC.


By:________________________
   Name:
   Title:

For themselves and the other several
Initial Purchasers named in Schedule I hereto.

                           SCHEDULE I

              AMOUNT OF SECURITIES TO BE PURCHASED

Initial Purchaser                        Principal Amount
                                         of Securities to
                                            be Purchased

Citigroup Global Markets Inc.               $ 200,000,000
Lehman Brothers Inc.                          200,000,000
Scotia Capital (USA) Inc.                      15,625,000
BNP Paribas Securities Corp.                   15,625,000
HSBC Securities (USA) Inc.                      8,750,000
Morgan Stanley & Co. Incorporated               8,750,000
Deutsche Bank Securities Inc.                   8,750,000
Mizuho International plc                        6,875,000
ABN AMRO Rothschild LLC                         6,250,000
ING Financial Markets LLC                       5,000,000
Daiwa Securities SMBC Europe Limited            5,000,000
Santander Central Hispano Investment
   Securities Inc.                              3,750,000
UFJ International plc                           3,750,000
BNY Capital Markets, Inc.                       2,500,000
McDonald Investments Inc., a Keycorp Company    2,500,000
PNC Capital Markets, Inc.                       2,500,000
Wells Fargo Securities, LLC                     2,500,000
Barclays Capital Inc.                           1,875,000

TOTAL:                                      $ 500,000,000